   As filed with the Securities and Exchange Commission on August 25, 2000
   -----------------------------------------------------------------------
                                                           Registration No. 333-
                                                           ---------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  -----------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  -----------

                              Clarent Corporation
                          --------------------------
            (Exact name of Registrant as specified in its charter)

       Delaware                                                                      77-0433687
------------------------                                                             ----------
(State of Incorporation)                                                   (I.R.S. Employer Identification No.)

                             700 Chesapeake Drive
                            Redwood City, CA 94063
                                (650) 306-7511
                        ------------------------------
                   (Address of principal executive offices)



                      ACT Networks 1987 Stock Option Plan
                      ACT Networks 1993 Stock Option Plan
              ACT Networks 1995 Stock Option/Stock Issuance Plan
                    ACT Networks 1997 Stock Incentive Plan
   ACT Networks 1997 Non-Executive Officer Stock Option/Stock Issuance Plan
                     Certain Other Non-Plan Option Grants
   ------------------------------------------------------------------------
                           (Full title of the plans)

                             Jerry Shaw-Yau Chang
                            Chief Executive Officer
                             700 Chesapeake Drive
                            Redwood City, CA 94063
                                (650) 306-7511
                                --------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                                  ----------
                           Deborah J. Ludewig, Esq.
                              Cooley Godward LLP
                             Five Palo Alto Square
                              3000 El Camino Real
                              Palo Alto, CA 94306
                                (650) 843-5000


                        CALCULATION OF REGISTRATION FEE

                                                               Proposed Maximum     Proposed Maximum
        Title of Securities                                        Offering            Aggregate          Amount of
         to be Registered          Amount to be Registered (2) Price per Share (1)  Offering Price (1)  Registration Fee
=======================================================================================================================
Stock Options and Common Stock,         1,235,795 shares          $1.67 - $65.51         $28,583,542         $7,546
par value $.001 per share
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based on: (a) the weighted average exercise price of $23.04 for shares subject to outstanding options granted under the ACT stock option plans or outstanding non-plan options; or (b) the average of the high and low prices of Registrant's Common Stock on August 21, 2000 as reported on the Nasdaq National Market. The following chart illustrates the calculation of the registration fee:


        Title of Securities to be Registered     Number of Shares  Offering Price Per Shares   Aggregate Offering Price
     ==================================================================================================================
     Shares issuable pursuant to outstanding         1,231,039        $1.67 - $65.51 (a)              $28,365,337
     options under the ACT stock option plans
     or outstanding non-plan options (collec-
     tively, The "Plans")
     ------------------------------------------------------------------------------------------------------------------
     Common Stock reserved for future issuance           4,756            $ 45.88 (b)                 $   218,205
     under the Plans
     ==================================================================================================================

(2) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Clarent Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (a) The Registrant's latest annual report on Form 10-K filed with the Commission on March 28, 2000 for the fiscal year ending December 31, 1999;

     (b) The Registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 2000 filed with the Commission on May 15, 2000 (as amended by Form 10-Q/A filed with the Commission on June 1, 2000) and June 30, 2000 filed with the Commission on August 14, 2000;

     (c) The Registrant's Current Report in Form 8-K dated August 10, 2000 filed with the Commission on August 10, 2000;

     (d) The description of the Registrant's Common Stock which is contained in its registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Commission on June 18, 1999.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Cooley Godward LLP, Palo Alto, California. As of the date of this registration statement, certain attorneys of Cooley Godward LLP own an aggregate of 3,255 shares of the Registrant's Common Stock.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law (the "DGCL") the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Bylaws require the Registrant to indemnify its directors and executive officers to the fullest extent not prohibited by applicable law, provided that the Bylaws allow the Registrant to modify its indemnification obligation by individual contracts with its directors and executive officers and the Registrant is not required to indemnify directors and executive officers in connection with proceedings initiated by such persons unless certain conditions are met. The Registrant's Bylaws permit the Registrant to indemnify its other officers, employees and other agents to the extent allowed by applicable law. The Bylaws also require the Registrant to advance litigation expenses to indemnified individuals upon receipt of an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Bylaws allow the Registrant not to advance expenses if it is determined that the potential indemnified party acted in bad faith or in a manner opposed to the best interests of the Registrant.

     The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL.

                                   EXHIBITS

Exhibit
Number

 5.1  Opinion of Cooley Godward LLP

23.1  Consent of Ernst & Young LLP, Independent Auditors

23.2  Consent of Cooley Godward LLP  (Included in Exhibit 5.1)

24.1  Power of Attorney (See signature page)

99.1  ACT Networks 1987 Stock Option Plan

99.2  ACT Networks 1993 Stock Option Plan

99.3  ACT Networks 1995 Stock Option/Stock Issuance Plan

99.4  ACT Networks 1997 Stock Incentive Plan

99.5  ACT Networks 1997 Non-Executive Officer Stock Option/Stock Issuance Plan

99.6 Forms of Stock Option Agreement, Written Compensation Agreement and Addendum to Stock Option Agreement for certain non-plan stock option grants by ACT Networks to Messrs. Sadr and Weisman

99.7 Form of Stock Option Agreement for a certain non-plan stock option grant by ACT Networks to Mr. Uribe

                                 UNDERTAKINGS

1.   The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on August 25, 2000.

                    Clarent Corporation

                    By:   /s/ Jerry Shaw-Yau Chang
                       -----------------------------
                       Jerry Shaw-Yau Chang
                       Chief Executive Officer, President and Director


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry Shaw-Yau Chang and Richard J. Heaps, and each of them, his true and lawful attorney-in-fact, each with the power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                    Date
 /s/ Jerry Shaw-Yau Chang                  Chief Executive Officer, President       August 25, 2000
----------------------------               and Director (Principal Executive
 Jerry Shaw-Yau Chang                      Officer)

 /s/ Richard J. Heaps                      Chief Operating Officer and Chief        August 25, 2000
----------------------------               Financial Officer
 Richard J. Heaps                          (Principal Financial Officer and
                                           Accounting Officer)

 /s/ Michael F. Vargo                      Chief Technology Officer and Director    August 25, 2000
----------------------------
 Michael F. Vargo

 /s/ Wen Chang Ko                          Director                                 August 25, 2000
----------------------------
 Wen Chang Ko

 /s/ William R. Pape                       Director                                 August 25, 2000
----------------------------
 William R. Pape

                                 EXHIBIT INDEX
Exhibit
Number      Description

5.1     Opinion of Cooley Godward LLP

23.1    Consent of Ernst & Young LLP, Independent Auditors

23.2    Consent of Cooley Godward LLP  (Included in Exhibit 5.1)

24.1    Power of Attorney (See signature page)

99.1    ACT Networks 1987 Stock Option Plan

99.2    ACT Networks 1993 Stock Option Plan

99.3    ACT Networks 1995 Stock Option/Stock Issuance Plan

99.4    ACT Networks 1997 Stock Incentive Plan

99.5    ACT Networks 1997 Non-Executive Officer Stock Option/Stock Issuance Plan

99.6 Forms of Stock Option Agreement, Written Compensation Agreement and Addendum to Stock Option Agreement for certain non-plan stock option grants by ACT Networks to Messrs. Sadr and Weisman

99.7 Form of Stock Option Agreement for a certain non-plan stock option grant by ACT Networks to Mr. Uribe